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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


 Pursuant to Section 13 or Section 15(d) Of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 19, 2002


                                 Eurotech, Ltd.
                                 --------------
             (Exact name of registrant as specified in its charter)


     District of Columbia            000-22129                  33-0662435
----------------------------   ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                      Identification No.)


      10306 Eaton Place, Suite 220
           Fairfax, Virginia                                   22030
        -----------------------                       -----------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code    (703) 352-4399
                                                      -----------------------


                                 Not Applicable
                             -----------------------
          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

On December 19, 2002, Eurotech, Ltd., a District of Columbia corporation (the "Company"), announced that it closed its previously announced transaction pursuant to which the Company agreed to license all of its rights to the Acoustic CoreTM technology relating to illicit materials detection and exchange all rights related to certain cryptology technology held by Eurotech's subsidiary, Crypto.com, Inc. for 239,927,344 shares (the "Markland Shares") of the outstanding common shares of Markland Technologies, Inc., a Florida corporation ("Markland"), which shares represent approximately 80% of the outstanding common shares of Markland at the time of closing. The Company had previously announced that the rights to the Acoustic CoreTM technology would be transferred to Markland, but the Company and Markland subsequently agreed that Markland instead will be granted a worldwide, exclusive and perpetual license to such technology.

Item 5. Other Events and Regulation FD Disclosure.

On December 19, 2002, the Company announced that it executed a definitive Pledge and Security Agreement with its principal stockholder, Woodward LLC ("Woodward"), pursuant to which Woodward has surrendered its rights to receive approximately $5.7 million of the Company's Series B 5% cumulative convertible preferred stock (the "Series B Preferred") in exchange for a security interest in the Markland Shares being acquired by the Company from Markland and 50% of the proceeds generated from future sales by the Company of these same shares (the "Security Arrangement"). It is the sole discretion of the Company on how and when these securities will be sold, if at all, subject to applicable laws. Subject to applicable law, such proceeds, when received by the Company, will be directed by the Company to automatically redeem the balance of the shares of Series B Preferred owned or to be acquired by Woodward, in lieu of the previously agreed upon redemption schedule for the Series B Preferred. If redemption's under the Security Arrangement occur later than as would be mandated by the previously agreed upon schedule, the previously agreed upon schedule shall prevail.

Item 7. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit
No.      Description and Location Reference
-------- -----------------------------------

10.30.1 Exchange Agreement, dated as of December 9, 2002, by and among the Company, Crypto.com, Inc., Markland Technologies, Inc., Security Technology, Inc., and, solely with respect to Article V and Article XI thereof, ipPartners, Inc. and, solely with respect to Article VI and
         Article XI thereof, Markland LLC and James LLC.(1)

10.30.2 First Amendment to Exchange Agreement, dated as of December 19, 2002, by and among the Company, Crypto.com, Inc., Markland Technologies, Inc., Security Technology, Inc., ipPartners, Inc., Markland LLC and James LLC.

10.30.3 Pledge and Security Agreement, dated as of December 19, 2002, by and among the Company, Woodward LLC and Krieger & Prager, LLP, as agent.

10.30.4 Assignment and Assumption Agreement, dated as of December 19, 2002, between Crypto.com, Inc. and Security Technology, Inc.

99.23 Press Release of the Company, dated December 19, 2002, relating to the closing of the exchange transaction with Markland and the Security Arrangement.

(1) Incorporated by reference to such Exhibit filed on Form 8-K as of December 9, 2002 (filed with the SEC on December 13, 2002)

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 23, 2002                           EUROTECH, LTD.



                                            BY: /s/ Don V. Hahnfeldt
                                            ----------------------------------
                                            Don V. Hahnfeldt
                                            President and CEO